Exhibit 99.1

For Immediate Release	CONTACT: Bill Newbould Endo Pharmaceuticals (610) 558-9800

Endo Pharmaceuticals Reports 2003 First Quarter Results

CHADDS FORD, Pa., April 24, 2003 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2003.

Due to the continued strong growth of the company’s lead products, Percocet® and Lidoderm®, net sales for the first quarter of 2003 increased 127% to $152.3 million compared with $67.0 million for the first quarter of 2002. Operating income rose 157% to $26.7 million for the three months ended March 31, 2003 versus $10.4 million for the first quarter of 2002. As detailed in the Supplemental Financial Information below, consolidated EBITDA for the 2003 first quarter was $79.5 million compared with $15.9 million in the year-ago first quarter.

Diluted earnings per share for the first quarter of 2003 were $0.12 compared with $0.05 in the comparable 2002 period. As detailed in the Supplemental Financial Information below, adjusted earnings per share for the first quarter of 2003 increased to $0.35 per diluted share compared with $0.05 in the comparable 2002 period.

Commenting on the results, Carol A. Ammon, chairman and chief executive officer, said, “We are extremely pleased with our strong financial performance during the first quarter of 2003. We continue to benefit from the favorable market acceptance of Lidoderm® and our new strengths of Percocet® as well as the continued lack of competition with our generic extended-release morphine sulfate. In addition, during the first quarter of 2003, we were favorably impacted from our customers’ increasing their inventories back to normalized levels from the relatively low levels that they maintained at the end of 2002.

“As a result of the anticipated continued strength of our product line, we are revising our guidance upward for 2003. We believe that we are well-positioned to achieve net sales in 2003 of approximately $495 million and consolidated EBITDA of approximately $200 million. We believe net income (adjusted to exclude non-cash compensation charges, manufacturing transfer costs and estimated payments to partners for achievement of regulatory milestones) will be approximately $119 million or $.90 per diluted share. Net income, adjusted only to exclude non-cash compensation charges, is estimated to be $108 million or $.82 per diluted share. Our revised 2003 guidance reflects our continued assumption of generic Percocet® competition by mid-year 2003 and our assumption of competition on our extended-release morphine sulfate product by late second quarter of 2003. We expect Lidoderm® net sales to be approximately $165 million in 2003,” said Ms. Ammon. Of course, there can be no assurance of Endo achieving these results.

As expected and previously announced, Endo’s development product MorphiDex® was not approved by the U.S. Food and Drug Administration by March 31, 2003. As a result:

•	The warrants held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest) and others became exercisable on December 31, 2002 into 29.7 million shares of company common stock. Upon the exercise of these warrants, the outstanding common stock of Endo Pharmaceuticals Holdings Inc. increased to 131.7 million shares from 102.1 million shares, and Endo Pharma LLC’s ownership of the company increased to approximately 75% from approximately 68%;

•	The Endo Pharma LLC 2000 Supplemental Stock Option Plans, by their terms, became effective on January 1, 2003, resulting in the issuance of approximately 10.7 million stock options to certain employees and members of management. Because approximately 9.2 million of these stock options were immediately vested upon their issuance, the company recorded a non-cash compensation charge of approximately $48.5 million effective January 1, 2003 for the difference between the market price of the common stock and the exercise price of these stock options of $2.42. No additional shares of company common stock will be issued, however, because these stock options are exercisable only into shares of company common stock that are held by Endo Pharma LLC. Accordingly, these stock options do not dilute the public shareholders;

•	The publicly traded Class A Transferable Warrants (Nasdaq: ENDPW) and Class B Non-Transferable Warrants expired on March 31, 2003 and have no economic value. Accordingly, the company de-listed the Class A Transferable Warrants upon their expiration.

Supplemental Financial Information

The following table presents a reconciliation of operating income as determined by GAAP to consolidated EBITDA for the three months ended March 31, 2003:

	(Unaudited)
	Three Months Ended
	March 31,

	2003	2002

	(in thousands)
GAAP operating income	$26,651	$10,371
Add: Depreciation and amortization	1,352	785
Add: Non-cash manufacturing charges	1,356	4,697
Add: Non-cash compensation charge	48,514	-
Add: Manufacturing transfer costs	1,635	-

Consolidated EBITDA	$79,508	$15,853

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2003 is as follows:

(Unaudited)
Three Months Ended
March 31, 2003

(in thousands)
GAAP income before income tax	$26,520
Add: Non-cash compensation charge	48,514

Adjusted income before income tax	75,034
Pro forma income tax	28,738

Adjusted net income	$46,296

Diluted weighted average shares outstanding	131,987
Adjusted diluted earnings per share	$.35

Product Review

Percocet®. Net sales of Percocet® were $55.5 million for the three months ended March 31, 2003, a gain of 136% from $23.5 million in the same period of 2002. “This growth reflects the continued broad market acceptance of Percocet®’s most recent formulations, 7.5/325 and 10/325, which provide effective pain management at a reduced dose of acetaminophen, as well as the favorable impact of our customer’s increasing their inventories to normalized levels in the first quarter of 2003 compared to the relatively low levels they maintained as of December 31, 2002. Prescription growth for Percocet® was up 35% and dispensed unit growth was up 50% in the first quarter of 2003 compared to the comparable 2002 period,” Ammon noted.

Lidoderm®. For the first quarter of 2003, net sales of Lidoderm® grew to $41.5 million versus $10.0 million in the same period of 2002. “We are extremely pleased with the strong performance of Lidoderm® and expect continued significant growth from this patent-protected product in the future,” said Ammon. “In addition, in the first quarter of 2003, we were favorably impacted by our customer’s increasing their inventories to normalized levels compared to the relatively low levels they maintained as of December 31, 2002”. Prescription growth for Lidoderm® was up 96% and dispensed unit growth was up 107% in the first quarter of 2003 compared to the comparable 2002 period,” Ammon noted.

Other branded products. Combined net sales of all other branded products were $7.4 million compared with $5.3 million in 2002.

Generic products. Led by morphine sulfate extended-release tablets and Endocet®, net sales from generic products were $48.0 million in the first quarter, up 70% from $28.2 million in the year-ago quarter.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from April 24, 2003 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 9858970, and will run until 12:00 a.m. ET on May 1, 2003.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on May 1, 2003. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2000, as amended. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

The following table presents Endo’s unaudited net sales for the three months ended March 31, 2003 and March 31, 2002:

Endo Pharmaceuticals Holdings Inc.
Net Sales (unaudited)
(in thousands)

	Three Months Ended
	March 31,

	2003	2002

Percocet®	$55,459	$23,468
Lidoderm®	41,490	10,002
Other Brands	7,379	5,326

Total Brands	$104,328	$38,796
Total Generics	$47,946	$28,230

Total Net Sales	$152,274	$67,026

The following table presents Endo’s consolidated statements of operations for the three months ended March 31, 2003 and March 31, 2002:

Endo Pharmaceuticals Holdings Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,

	2003	2002

NET SALES	$152,274	$67,026
COST OF SALES	27,577	18,891

GROSS PROFIT	124,697	48,135
COSTS AND EXPENSES:
Selling, general and administrative	36,116	23,583
Research and development	12,064	13,396
Depreciation and amortization	1,352	785
Compensation related to stock options – primarily selling,
general and administrative	48,514	—

OPERATING INCOME	26,651	10,371
INTEREST EXPENSE, Net	131	1,622

INCOME BEFORE INCOME TAX	26,520	8,749
INCOME TAX	10,161	3,373

NET INCOME	$16,359	$5,376

NET INCOME PER SHARE:
Basic	$.14	$.05
Diluted	$.12	$.05
WEIGHTED AVERAGE SHARES:
Basic	118,217	102,064
Diluted	131,987	102,281

The following table presents the Endo’s unaudited condensed consolidated balance sheet data at March 31, 2003 and December 31, 2002:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	March 31,	December 31,
	2003	2002

ASSETS
Cash and cash equivalents	$96,483	$56,902
Accounts receivable, net	130,666	119,496
Inventory	33,786	35,516
Other current assets	57,496	45,573

Total current assets	318,431	257,487
Property and equipment, net	11,545	11,810
Goodwill	181,079	181,079
Other Intangibles, net	36,185	36,755
Deferred income taxes	23,493	21,184
Other assets	3,608	4,657

TOTAL ASSETS	$574,341	$512,972

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	149,573	$152,429
Other liabilities	7,788	7,851
Total stockholders’ equity	416,980	352,692

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$574,341	$512,972

The following table presents condensed consolidated cash flow data for the three months ended March 31, 2003 and March 31, 2002:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Cash Flow Data (unaudited)
(in thousands)

	Three Months Ended
	March 31,

	2003	2002

Net cash provided by operating activities	$65,139	$29,148
Net cash used in investing activities	(25,425)	(80)
Net cash used in financing activities	(133)	(6,730)

Net increase in cash and cash equivalents	$39,581	$22,338
Cash and cash equivalents, beginning of period	$56,902	$95,357

Cash and cash equivalents, end of period	$96,483	$117,695

Definition of Consolidated EBITDA:

Endo’s amended and restated credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with generally accepted accounting principles.

Operating Income to Consolidated EBITDA Reconciling Items:

Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to Bristol-Myers Squibb Pharma Company (“BMS”) (formerly the DuPont Pharmaceuticals Company) over the initial five-year term of the manufacturing and supply agreement with BMS. Compensation related to stock options is the non-cash charge resulting from the vesting of stock options pursuant to the Endo Pharma LLC stock option plans. Stock options granted pursuant to the Endo Pharma LLC stock option plans vest if our common stock reaches certain defined thresholds. These options are exercisable for shares currently held by Endo Pharma LLC, and their exercise will not dilute the ownership of other holders of our common stock. Non-recurring manufacturing transfer costs represent the costs incurred to transfer certain products from BMS to alternative manufacturers. Endo anticipates incurring these manufacturing transfer costs during 2003.

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